Exhibit 10.57
THIS NOTE IS SUBJECT TO THE TERMS OF THE AGREEMENT OF SUBORDINATION AND ASSIGNMENT DATED NOVEMBER 19, 2007 BY RIO VISTA ENERGY PARTNERS L.P. AND GARY MOORES IN FAVOR OF RZB FINANCE LLC.
PROMISSORY NOTE

$500,000.00	Dallas, Texas November 19, 2007
FOR VALUE RECEIVED, Rio Vista Energy Partners L.P., a Delaware limited partnership, (the “Borrower”), promises to pay to Gary Moores, an individual resident of Oklahoma (the “Lender”), at the address set forth in Section 6 herein, or such other place as the Lender may designate by written notice to Borrower, the principal sum of FIVE HUNDRED THOUSAND DOLLARS AND NO CENTS ($500,000.00) in lawful money of the United States of America.
1. Payments of Principal and Interest. Borrower agrees to pay both principal and interest in full on the sixth month anniversary of the execution of this Note, provided if that date is a weekend or holiday, payment shall be made on the first business day thereafter. This Note shall accrue interest at a rate of seven percent (7%) per annum.
2. Prepayment. Borrower may repay this Note at any time without prepayment penalty.
3. Events of Default. The occurrence of any of the following shall be deemed to be an event of default hereunder:
(a) Any payment due under the Note is not paid within three (3) days of the day upon which such payment is due as set in Paragraph 1 above;
(b) Borrower makes a general assignment for the benefit of creditors or otherwise becomes insolvent (however such insolvency is evidenced);
(c) Borrower closes its business or transfers substantially all of its assets to an independent third party;
(d) Any petition for relief under the U.S. Bankruptcy Code or similar state insolvency or debt moratorium statute is filed by or against Borrower and is not dismissed within thirty (30) days after filing; or
(e) Any governmental authority, court, or court appointed receiver or officer takes possession and control of all or a substantial portion of the assets and affairs of Borrower, and such possession and control is not relinquished within ten (10) days.

If any Event of Default shall occur for any reason whatsoever, this Note shall, at the election of Lender, become immediately due and payable in full upon written demand by Lender, and Lender may exercise all rights and remedies provided to secured parties and creditors pursuant to this Note, the Uniform Commercial Code and any other applicable law.
4. Assignments. Borrower may not assign its rights under this Note without the prior written consent of Lender.
5. Amendments and Waivers. No failure by Lender to exercise any right or remedy hereunder shall operate as a waiver hereof. This Note may not be amended, or compliance with any provision hereof waived, except by a written agreement duly executed between Borrower and Lender.
6. Severability. If any section or provision of this Note or the application of such section or provision is held invalid, the remainder of this Note shall not be affected thereby.
7. Notices. All notices, requests, demands or other communications required or permitted under this Note shall be in writing and shall be deemed to have been duly given or made on the date of service if served personally on the party to whom notice is to be given, on the date of transmission if sent by facsimile, telex, telecopier or telegraph, or on the fifth (5th) day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, properly addressed as follows:

To Borrower:	Rio Vista Energy Partners L.P.
820 Gesssner Rd., Suite 1285
Houston, Texas 77024

With a copy to:	Kevin W. Finck
Law Offices of Kevin W. Finck
2 Embarcadero Center, Suite 1670
San Francisco, California 91111
Fax: (415) 394-6446

To Lender:	Gary Moores
8. Cumulative Rights. The remedies of Lender as provided herein shall be cumulative and concurrent and may be pursued successively or concurrently against maker.
9. Forbearance Not a Waiver. No delay or omission on the part of Lender in exercising any rights under this Note on default by Borrower shall operate as a waiver of such right or any of other right under this Note for the same or other default.
10. Successors and Assigns. This Note and all of the covenants, promises, and agreements contained herein shall be binding upon and inure to the benefit of the respective legal and personal representatives, devisees, heirs, successors, and assigns of Lender.

11. Captions. The descriptive headings of the various sections or parts of this Note are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.
12. Governing Law. This Note and the legal relations between Borrower and Lender shall be governed by and construed in accordance with the laws of the state of Oklahoma.
13. Attorney’s Fees. Whether or not suit is filed, Borrower agrees to pay all reasonable attorneys’ fees, costs of collection, costs, and expenses incurred by Lender in connection with the enforcement or collection of this Note. Borrower further agrees to pay all costs of suit and the sum adjudged as attorneys’ fees in any action to enforce payment of this Note or any part of it.
14. Entire Agreement. This Note constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all other prior agreements, understandings, discussions, and/or commitments of any kind.
IN WITNESS WHEREOF, the undersigned have executed and delivered this Note effective as of the date first written above.

“BORROWER”

Rio Vista Energy Partners, L.P.
a Delaware limited partnership

By:	/s/ [ILLEGIBLE]

Rio Vista G.P. LLC, its General Partner

Name:	Ian T. Bothwell
Title:	Acting Chief Executive Officer,
Acting President, Vice President,
Chief Financial Officer,
Treasurer and Assistant Secretary
(Principal Executive, Financial and
Accounting Officer)

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